POWER OF ATTORNEY

The undersigned officers and trustees of THE MONEY MARKET PORTFOLIOS (the "Registrant") hereby appoint HARMON E. BURNS, DEBORAH R. GATZEK, KAREN L. SKIDMORE, LARRY L. GREENE, and MARK H. PLAFKER (with full power to each of them to act alone) as their attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to Post-Effective Amendments to the Registrant's registration statement, or the registration statements of other funds investing all or substantially all of their assets in shares issued by the Registrant, on Form N-1A under the Investment Company Act of 1940, as amended, and, in the case of a fund investing all or substantially all of its assets in shares issued by the Registrant, the Securities Act of 1933, covering the sale of shares of beneficial interest by the Registrant or such other fund under prospectuses becoming effective after the date hereof, including any amendment or amendments filed for the purpose of updating the prospectus/or SAI, registering securities to be issued in transactions permitted under the federal securities laws or increasing or decreasing the amount of securities for which registration is being sought, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and trustees hereby execute this Power of Attorney as of this 16th day of June 1998.

/s/ Charles E. Johnson                       /s/ C. B. Johnson
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Charles E. Johnson,                          Charles B. Johnson,
Principal Executive Officer                  Trustee
and Trustee

/s/ R. H. Johnson, Jr.                       /s/ Frank H. Abbott, III
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Rupert H. Johnson, Jr.,                      Frank H. Abbott, III,
Trustee                                      Trustee

/s/ Harris J. Ashton
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Harris J. Ashton,                            Robert F. Carlson,
Trustee                                      Trustee

/s/ S. Joseph Fortunato                      /s/ Frank W. T. LaHaye
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S. Joseph Fortunato,                         Frank W. T. LaHaye,
Trustee                                      Trustee

/s/ Gordon S. Macklin                        /s/ Diomedes Loo-Tam
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Gordon S. Macklin,                           Diomedes Loo-Tam,
Trustee                                      Principal Accounting Officer

/s/ Martin L. Flanagan
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Martin L. Flanagan,
Principal Financial Officer